UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 24, 2005

THE BOYDS COLLECTION, LTD.
(Exact name of registrant as specified in its charter)

Maryland		52-1418730
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

350 South Street

McSherrystown, Pennsylvania 17344
(Address of registrant’s principal executive office)

(717) 633-9898

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01.            ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The disclosure contained in Item 2.03 is incorporated herein by reference.

ITEM 2.02.            RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On February 24, 2005, The Boyds Collection, Ltd (the “Company”) issued a press release announcing the results of the Company’s operations for the fourth quarter and full year ended December 31, 2004.  The press release is furnished as Exhibit 99.1 to this Report and is hereby incorporated by reference in this Item 2.02.

This press release shall not be deemed to be “ filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

ITEM 2.03.            CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On February 23, 2005, the Company entered into a credit agreement (the “Credit Agreement”) with certain affiliates of Farallon Capital Management, LLC and Canyon Capital Advisors LLC (the “Lenders”), Fleet National Bank, as L/C Issuer and Bank of America, N.A., as Administrative Agent pursuant to which the Lenders have provided senior secured debt financing in an aggregate principal amount of $65 million, consisting of a revolving credit facility of up to $20 million and a term loan of $45 million.  Loans made under the Credit Agreement will bear interest at a rate equal to the Base Rate, which is the higher of the prime lending rate or .50% above the federal funds effective rate, plus 9.50% or LIBOR plus 11.00% per annum.  The maturity date of the loans is the earlier of (a) the third anniversary of the closing date and (b) the date that is 90 days prior to the maturity of the Company’s 9% Senior Subordinated Notes due May 2008.

Proceeds from the financing have been used to refinance the Company’s existing credit facility and to pay related fees and expenses.  Additional proceeds are available for working capital and for general corporate purposes.  The joint lead arrangers of this financing were Banc of America Securities LLC and Credit Suisse First Boston.

The Credit Agreement contains customary covenants, including covenants that restrict the Company’s ability to incur additional indebtedness, make capital expenditures, pay dividends on and redeem capital stock, make other restricted payments, make investments, sell its assets and enter into consolidations, mergers and transfers of all or substantially all of its assets. The Credit Agreement also requires the Company to maintain specified financial ratios.  The Credit Agreement contains customary events of default which permit the lenders to accelerate the loans, including the failure to make timely payments, the failure to satisfy covenants and specified events of bankruptcy and insolvency.

The obligations of the Company under the Credit Agreement are guaranteed by all of the Company’s existing and future direct and indirect subsidiaries, subject to certain exceptions.

The Credit Agreement is filed as Exhibit 99.2 to this Report.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS.

(c)           Exhibits.

Exhibit No.	Description

99.1	Press Release, dated February 24, 2005, reporting results of operations.

99.2	Credit Agreement, dated as of February 23, 2005 among The Boyds Collection, Ltd, the lenders party thereto and Bank of America, N.A., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Boyds Collection, Ltd.

By:
		Name:	Joseph E. Macharsky
		Title:	Chief Financial Officer

Dated: February 24, 2005